EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

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We consent to the incorporation by reference in the Registration Statement of
Community Bank System, Inc. on Form S-8 of our report dated January 27, 1995, except for Note O as to which the date is February 21, 1995, on our audits of the consolidated financial statements of Community Bank System, Inc., as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.
Syracuse, New York
June 26, 1995